Exhibit 99.1

Intermolecular Announces Second Quarter 2014 Financial Results

SAN JOSE, Calif., August 1, 2014 -- Intermolecular, Inc. (Nasdaq: IMI)-accelerating research and development (R&D) for semiconductor and clean energy industries-today announced results for its second quarter ended June 30, 2014.
Revenue for the second quarter of 2014 was $9.9 million, a decline of 40% from $16.6 million in the year-ago period, and also down from the prior quarter’s revenue of $15.9 million. Collaborative development program (or CDP) revenue was $6.9 million for the quarter, compared to $12.8 million in the prior year period. Licensing and royalty revenue was $3.1 million, compared to $3.8 million for the same period a year ago.
Gross margin in the second quarter of 2014 was 43.3% as compared to 58.7% in the first quarter of 2014. This sequential decrease of over 15 percentage points in gross margin was primarily a result of the decreased mix of licensing and royalty revenue in the second quarter of 2014, which declined to 31% of total revenue compared to 44% in the first quarter of 2014, which was elevated due to an accelerated payment from GLOBALFOUNDRIES. For the second quarter of 2014, the Company reported a net loss of $(6.9) million, or $(0.15) per share, which included $0.3 million in restructuring related costs, compared to a net loss of $(0.7) million, or $(0.02) per share, for the second quarter of 2013 and a net loss of ($3.9) million, or $(0.08) per share, in the prior quarter.
Intermolecular reports revenue, costs of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measure, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.
On a non-GAAP basis, the Company reported a net loss of $(5.3) million, or $(0.11) per share, compared to a net income of $0.6 million, or $0.01 per share, in the second quarter of 2013, and compared to a net loss of $(1.3) million, or $(0.03) per share, in the first quarter of 2014.
Cash flows used in operations for the second quarter of 2014 were $(1.4) million. The Company invested $0.5 million in capital expenditures in the second quarter and ended the quarter with cash and investments of $70.0 million.
“Our second quarter results reflected the recent changes we disclosed covering multiple customer engagements,” stated David Lazovsky, President and CEO of Intermolecular. “We are focused on execution with existing customer collaborative development programs and on expanding our sales pipeline to grow the business. Incremental progress is reflected in our Q3 revenue outlook, as we transition early stage engagements into larger scale CDPs and IP licensing agreements with new customers.”
Outlook for Third Quarter 2014
The following statements are based on current expectations for the third quarter of 2014.

•	The Company projects revenue in the range of $10 to $11 million. This revenue projection includes approximately $9.7 million from reported backlog as of June 30, 2014.

•
Non-GAAP net loss, excluding stock-based compensation expense, is projected between a non-GAAP net loss of $(5.0) million and $(4.0) million, or between $(0.10) per share to $(0.08) per share, on approximately 48 million basic shares outstanding.

Conference Call Today
Intermolecular will hold a conference call at 8:30 a.m. Eastern Time/5:30 am. Pacific Time today with David Lazovsky, President and Chief Executive Officer, and Rick Neely, Chief Financial Officer, to discuss second quarter 2014 results and other business developments.

The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Intermolecular's Website at http://ir.intermolecular.com for up to 30 days after the call.
About Intermolecular, Inc.
Intermolecular® has pioneered a proprietary approach to accelerate research and development, innovation, and time-to-market for the semiconductor and clean energy industries. The approach consists of the Company's proprietary High Productivity Combinatorial (HPC™) platform, application-specific workflows and its multi-disciplinary team. Through paid collaborative development programs (CDPs) with its customers, Intermolecular develops proprietary technology and intellectual property for its customers focused on advanced materials, processes, integration and device architectures. Founded in 2004, Intermolecular is based in San Jose, California. "Intermolecular" and the Intermolecular logo are registered trademarks; and "HPC” is a trademark of Intermolecular, Inc.; all rights reserved. Learn more at www.intermolecular.com.
Forward-Looking Statements
Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, the effects of our reduction in force and recent efforts to streamline our operations, including on our ability to realize cost savings as well as make the necessary investments in new technology capabilities and new customers; expectations regarding our future revenue and non-GAAP net loss; our backlog and our expectations that it will convert to revenue; the ability of our business model to generate long-term shareholder returns; the extent to which the IP we have generated will generate royalties in the future; the extent to which technology developed pursuant to collaborative development programs will continue to remain on the critical path and have significant value for such customers and the industry as a whole; the strength of our intellectual property and patent portfolio; expectations regarding our development efforts and our ability to move them into collaborative development programs and generate revenue; expectations of customers with respect to their business and technology in 2014 and beyond, including but not limited to implementation of their technology roadmaps (including timing), performance relative to the competitors in their respective fields, and successful volume manufacturing and commercialization of products that incorporate our technology; the scalability of our financial model and future earnings leverage; and anticipated growth in our current markets through expansion of existing customer CDPs and the entry into CDPs with new customers. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility in the semiconductor industry; the early stage of development of the clean energy industry; our potential need for future capital to finance our operations; and other risks described in our 2013 Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

Intermolecular, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Collaborative development program and services revenue	$6,865	$12,799	$15,751	$23,702
Product revenue	—	—	—	3,104
Licensing and royalty revenue	3,069	3,809	10,088	7,235
Total revenue	9,934	16,608	25,839	34,041
Cost of revenue	5,636	7,140	12,204	14,983
Gross profit	4,298	9,468	13,635	19,058

Operating expenses:
Research and development	6,212	5,448	13,168	11,620
Sales and marketing	1,379	1,578	3,027	3,215
General and administrative	3,097	3,042	6,410	6,034
Restructuring charges	293	—	1,361	—
Total operating expenses	10,981	10,068	23,966	20,869

Operating loss	(6,683)	(600)	(10,331)	(1,811)
Interest expense, net	(179)	(231)	(373)	(481)
Other income, net	5	87	—	68
Loss before provision for income taxes	(6,857)	(744)	(10,704)	(2,224)
Income tax provision	2	—	6	6
Net loss	$(6,859)	$(744)	$(10,710)	$(2,230)

Basic and diluted net loss per common share	$(0.15)	$(0.02)	$(0.23)	$(0.05)

Shares used in basic and diluted net loss per common share	47,193	44,630	46,560	44,386

Intermolecular, Inc.
Condensed Consolidated Balance Sheets
(In thousands, Unaudited)

	As of June 30,	As of December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$41,785	$72,083
Marketable securities	28,196	—
Total cash, cash equivalents and marketable securities	69,981	72,083
Accounts receivable, net	4,624	7,022
Prepaid expenses and other current assets	1,410	2,247
Total current assets	76,015	81,352

Inventory	7,331	6,510
Property and equipment, net	24,530	28,485
Intangible assets, net	8,080	7,855
Other assets	272	280
Total assets	$116,228	$124,482

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,128	$2,157
Accrued compensation and employee benefits	2,840	3,655
Deferred revenue	2,912	2,472
Accrued liabilities	2,655	3,672
Note payable	2,000	2,000
Total current liabilities	11,535	13,956

Note payable, net of current portion	22,000	23,000
Deferred revenue, net of current portion	2,073	830
Other long-term liabilities	2,540	1,844
Total liabilities	38,148	39,630

Stockholders’ equity:
Common stock	48	46
Additional paid-in capital	198,884	194,930
Accumulated other comprehensive loss	(18)	—
Accumulated deficit	(120,834)	(110,124)
Total stockholders’ equity	78,080	84,852
Total liabilities and stockholders’ equity	$116,228	$124,482

Intermolecular, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands, Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(10,710)	$(2,230)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,164	4,546
Stock-based compensation	2,793	2,764
Loss on disposal of property and equipment	—	6
Changes in operating assets and liabilities:
Prepaid expenses and other assets	845	139
Inventory	(497)	(931)
Accounts receivable	2,398	3,341
Accounts payable	(492)	(155)
Accrued and other liabilities	(525)	(32)
Deferred revenue	1,683	2,617
Net cash provided by operating activities	659	10,065
Cash flows from investing activities:
Purchase of short-term investments	(28,214)	(1,001)
Redemption of short-term investments	—	1
Purchase of property and equipment	(1,958)	(6,457)
Capitalized intangible assets	(948)	(833)
Net cash used in investing activities	(31,120)	(8,290)
Cash flows from financing activities:
Proceeds from debt	—	25,000
Payment of debt	(1,000)	(26,514)
Proceeds from exercise of common stock options	1,163	1,268
Net cash provided by (used in) financing activities	163	(246)
Net (decrease) increase in cash and cash equivalents	(30,298)	1,529
Cash and cash equivalents at beginning of period	72,083	78,283
Cash and cash equivalents at end of period	$41,785	$79,812

Non-GAAP Financial Measures
To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation and restructuring related charges. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP cost of net revenue	$5,636	$7,140	$12,204	$14,983
Stock-based compensation expense (a)	(243)	(398)	(548)	(772)
Non-GAAP cost of net revenue	$5,393	$6,742	$11,656	$14,211

GAAP gross profit	$4,298	$9,468	$13,635	$19,058
Stock-based compensation expense (a)	243	398	548	772
Non-GAAP gross profit	$4,541	$9,866	$14,183	$19,830

As a percentage of net revenue:
GAAP gross margin	43.3%	57.0%	52.8%	56.0%
Non-GAAP gross margin	45.7%	59.4%	54.9%	58.3%

GAAP operating loss	$(6,683)	$(600)	$(10,331)	$(1,811)
Stock-based compensation expense (a):
- Cost of net revenue	243	398	548	772
- Research and development	257	289	580	684
- Sales and marketing	315	277	660	557
- General and administrative	490	400	1,005	751
Restructuring charges (b)	293	—	1,361	—
Non-GAAP operating (loss) income	$(5,085)	$764	$(6,177)	$953

GAAP net loss	$(6,859)	$(744)	$(10,710)	$(2,230)
Stock-based compensation expense (a)	1,305	1,364	2,793	2,764
Restructuring charges (b)	293	—	1,361	—
Non-GAAP net (loss) income	$(5,261)	$620	$(6,556)	$534

Shares used in computing Non-GAAP basic earnings per share	47,193	44,630	46,560	44,386

Shares used in computing Non-GAAP diluted earnings per share	47,193	48,374	46,560	48,562

Non-GAAP earnings per share:
Basic net (loss) income per common share	$(0.11)	$0.01	$(0.14)	$0.01

Diluted net (loss) income per common share	$(0.11)	$0.01	$(0.14)	$0.01

(a) Stock-based compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

(b) Restructuring charges incurred in connection with an 18% reduction in headcount announced on February 6, 2014 and a 10% reduction in headcount announced on May 7, 2014, primarily comprised of employee severance and benefit costs.

CONTACTS:

Press Contact
David Moreno
MCA Public Relations
dmoreno@mcapr.com
+1.650.968.8900 x125

Investors
Rick Neely
Intermolecular, Inc.
Sr. Vice President and Chief Financial Officer
rick.neely@intermolecular.com
+1.408.582.5430